UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 4, 2009 (December 22, 2008)
Date of Report (Date of earliest event reported)

LaBARGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-05761	73-0574586

(Commission File Number) (IRS Employer Identification No.)

9900 Clayton Road, St. Louis, Missouri 63124

(Address of principal executive offices) (Zip Code)

(314) 997-0800

Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Explanatory Note

            On December 23, 2008, Registrant filed a Current Report on Form 8-K to report its acquisition, through its wholly-owned subsidiary, LaBarge Acquisition Company, Inc. (“LaBarge Acquisition”), of substantially all of the assets of, and assumption of the operating liabilities of, Pensar Electronic Solutions, LLC, a Wisconsin limited liability company (“Pensar”).

            The total purchase price for Pensar was $45.3 million, consisting of $45.1 million of cash paid at closing, a net working capital adjustment of $41,000 to be paid in March 2009, and incurred transaction costs of $200,000.  The purchase price may be increased by up to $4.45 million under an earn-out provision if certain EBITDA (as defined in the Asset Purchase Agreement) targets are met during the period commencing December 29, 2008 and ending June 27, 2010.

            As permitted under Item 9.01 of Form 8-K, Registrant indicated that it would file the financial statements and pro forma financial information required under Item 9.01(a) and (b) of Form 8-K no later than the date required. This amendment to Current Report on Form 8-K provides the required financial information and amends Item 9.01 of the Current Report on Form 8-K filed by Registrant on December 23, 2008.

Item 9.01   Financial Statements Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired

The following audited condensed financial statements required by Item 9.01(a) of Form 8-K are included as Exhibit 99.1 to this amended Current Report and are incorporated herein by reference.

	-	Audited financial statements of Pensar Electronic Solutions, LLC as of December 21, 2008 and December 31, 2007 and for the period ending December 21, 2008 and the year ending December 31, 2007.

(b)	Pro Forma Financial Information

The following unaudited pro forma combined condensed consolidated financial statements of LaBarge, giving effect to the acquisition of Pensar, prepared pursuant to Article 11 of Regulation S-X, are included as Exhibit 99.2 to this amended Current Report and are incorporated herein by reference:

	-	Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the six months ended December 28, 2008.

	-	Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended June 29, 2008.

	-	Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

(d)	Exhibits

	Exhibit No.	Exhibit

	23.1	Consent of Schenck S.C., Certified Public Accountants

	99.1	Audited financial statement of Pensar Electronic Solutions, LLC as of and for the period ended December 21, 2008 and as of and for the year ended December 31, 2007

	99.2	Unaudited Pro Forma Combined Condensed Consolidated Financial Statements giving effect to the acquisition of Pensar Electronic Solutions, LLC by Registrant

	99.3*	Press release of LaBarge, Inc., dated December 22, 2008

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABARGE, INC.
Date: March 4, 2009
	By:	/s/Donald H. Nonnenkamp

Donald H. Nonnenkamp
Vice President and Chief Financial Officer

EXHIBIT 23.1

[SCHENCK S.C. LOGO]

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of LaBarge, Inc. on Forms S-8 (Nos. 333-108537, 333-53583, and 33-51330) of our report dated January 31, 2009 with respect to the consolidated financial statements of Pensar Electronic Solutions, LLC for the period ended December 21, 2008 and the year ended December 31, 2007.

/s/SCHENCK SC

Schenck S.C.
Appleton, WI
February 27, 2009

EXHIBIT 99.1

           Pensar Electronic Solutions, LLC

           Financial Statements

           Period Ended December 21, 2008

           and Year Ended December 31, 2007

CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheets	2 - 3

Statements of Income	4

Statements of Changes in Members’ Capital	5

Statements of Cash Flows	6

Notes to Financial Statements	7 - 12

SUPPLEMENTAL INFORMATION

Independent Auditors’ Report on Supplemental Information	14

Schedules of Cost of Sales and Cost of Goods Manufactured	15

Schedules of Other Manufacturing Expenses	16

[SCHENCK SC LOGO]

Independent Auditors’ Report

To the Members
Pensar Electronic Solutions, LLC
Appleton, Wisconsin

We have audited the accompanying balance sheets of Pensar Electronic Solutions, LLCas of December 21, 2008and December 31, 2007, and the related statements of income, changes in members’ capital and cash flows for the period ended December 21, 2008 and year ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pensar Electronic Solutions, LLCas of December 21, 2008and December 31, 2007, and the results of its operations and its cash flows for the period ended December 21, 2008 and year ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/Schenck S.C.
Certified Public Accountants

Appleton, Wisconsin
January 31, 2009

PENSAR ELECTRONIC SOLUTIONS, LLC

BALANCE SHEETS
December 21, 2008 and December 31, 2007

ASSETS	2008	2007

Current assets
Cash	$ 452,116	$ 482,254
Accounts receivable
Trade, net of allowance of $41,359	7,228,912	6,484,402
Other	10,105	10,230
Inventories	6,444,326	4,462,396
Prepaid expenses	147,311	221,426

Total current assets	14,282,770	11,660,708

Property, plant and equipment
Land and building	1,906,946	1,906,946
Building improvements	52,467	38,986
Machinery and equipment	3,895,087	3,309,109
Furniture and fixtures	140,226	140,227
Computer equipment	527,857	465,697

	6,522,583	5,860,965
Less accumulated depreciation	2,441,755	1,873,101

Net property, plant and equipment	4,080,828	3,987,864

Other assets
Bond discount and issuance costs, net of accumulated
amortization of $46,429 and $37,388, respectively	89,175	98,216

See notes to financial statements.

LIABILITIES AND MEMBERS' CAPITAL
	2008	2007
Current liabilities
Current maturities of long-term debt	$ 507,420	$ 310,420
Accounts payable	4,413,388	3,676,417
Accrued liabilities:
Salaries and vacation	574,800	357,001
Property taxes	53,861	48,355
Interest	12,767	25,439
Other	804,700	649,560
Line-of-credit	3,191,894	-
Interest rate swap	-	172,000

Total current liabilities	9,558,830	5,239,192

Long-term liabilities
Line-of-credit	-	2,670,392
Long-term debt, less current maturities	2,578,937	3,131,065

Total long-term liabilities	2,578,937	5,801,457

Total liabilities	12,137,767	11,040,649

Members' capital
Members' capital	746,223	746,223
Retained earnings	5,568,783	4,131,916
Accumulated other comprehensive loss:
Unrealized loss on interest rate swap	-	(172,000)

Total members' capital	6,315,006	4,706,139

	$ 18,452,773	$ 15,746,788

PENSAR ELECTRONIC SOLUTIONS, LLC

STATEMENTS OF INCOME
Period Ended December 21, 2008 and Year Ended December 31, 2007

	2008	2007

Net sales	$ 52,192,090	$ 48,053,364

Cost of sales	44,955,376	41,237,359

Gross income	7,236,714	6,816,005

Operating expenses
Selling	521,943	458,533
Administrative	1,905,874	1,590,544

Total operating expenses	2,427,817	2,049,077

Income from operations	4,808,897	4,766,928

Other income (expense)
Interest expense	(306,359)	(371,364)
Interest rate swap termination payment	(398,000)	-
Interest income	50,287	18,335
Miscellaneous income	230,662	104,916

Total other expenses, net	(423,410)	(248,113)

Net income	$ 4,385,487	$ 4,518,815

See notes to financial statements.

PENSAR ELECTRONIC SOLUTIONS, LLC

STATEMENTS OF CHANGES IN MEMBERS' CAPITAL
Period Ended December 21, 2008 and Year Ended December 31, 2007

			Accumulated
			Other
	Members'	Retained	Comprehensive
	Capital	Earnings	Loss	Total

Balance, December 31, 2006	$ 746,223	$ 3,332,891	$ -	$4,079,114

Distributions	-	(3,719,790)	-	(3,719,790)

Comprehensive income:
Net income	-	4,518,815	-	4,518,815

Other comprehensive loss:
Unrealized loss on interest rate swap	-	-	(172,000)	(172,000)

Comprehensive income				4,346,815

Balance, December 31, 2007	746,223	4,131,916	(172,000)	4,706,139

Distributions	-	(2,948,620)	-	(2,948,620)

Comprehensive income:
Net income	-	4,385,487	-	4,385,487

Other comprehensive income:
Unrealized gain on interest rate swap	-	-	172,000	172,000

Comprehensive income				4,557,487

Balance, December 21, 2008	$ 746,223	$ 5,568,783	$ -	$6,315,006

See notes to financial statements.

PENSAR ELECTRONIC SOLUTIONS, LLC

STATEMENTS OF CASH FLOWS
Period Ended December 21, 2008 and Year Ended December 31, 2007

	2008	2007
Operating activities
Net income	$4,385,487	$ 4,518,815
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	568,663	518,635
Amortization of bond discount and issuance costs	9,041	9,041
Decrease (increase) in:
Accounts receivable	(744,385)	1,630,402
Inventories	(1,981,930)	(1,209,621)
Prepaid expenses	74,115	(106,866)
Increase (decrease) in:
Accounts payable	736,971	(956,852)
Accrued liabilities	365,773	111,875

Net cash provided by operating activities	3,413,735	4,515,429

Investing activities
Purchase of property, plant and equipment	(661,627)	(375,305)
Sale of investment	-	10,000

Net cash used for investing activities	(661,627)	(365,305)

Financing activities
Net increase (decrease) in line of credit	521,502	(43,919)
Retirement of long-term debt	(355,128)	(310,128)
Distributions	(2,948,620)	(3,719,790)

Net cash used for financing activities	(2,782,246)	(4,073,837)

Cash
Net increase (decrease)	(30,138)	76,287
Beginning of period	482,254	405,967

End of period	$ 452,116	$ 482,254

Supplemental cash flow information
Cash paid for interest	$ 319,031	$ 381,390

See notes to financial statements.

		Schedule 1

PENSAR ELECTRONIC SOLUTIONS, LLC

SCHEDULES OF COST OF SALES AND COST OF GOODS MANUFACTURED
Period Ended December 21, 2008 and Year Ended December 31, 2007

	2008	2007
Cost of sales
In process and finished goods inventories, beginning of period	$ 2,061,738	$ 1,162,998

Cost of goods manufactured (schedule below)	45,555,105	42,136,099

Less in process and finished goods inventories, end of period	(2,661,467)	(2,061,738)

Cost of sales	$44,955,376	$41,237,359

Cost of goods manufactured
Material cost:
Raw materials inventories, beginning of period	$ 2,400,658	$ 2,089,777
Purchases	34,043,677	30,733,978
Freight	335,762	291,401

Cost of materials available	36,780,097	33,115,156
Less raw materials inventories, end of period	(3,782,859)	(2,400,658)

Cost of material used	32,997,238	30,714,498

Direct labor	8,470,246	7,553,830

Other manufacturing expenses (Schedule 2)	4,087,621	3,867,771

Cost of goods manufactured	$45,555,105	$42,136,099

		Schedule 2

PENSAR ELECTRONIC SOLUTIONS, LLC

SCHEDULES OF OTHER MANUFACTURING EXPENSES
Period Ended December 21, 2008 and Year Ended December 31, 2007

	2008	2007

Contract labor	$ 42,626	$ 275,559

Payroll taxes	794,574	690,352

Fringe benefits	951,693	824,528

Material restocking	5,734	-

Special order premiums	597	-

Manufacturing supplies	909,359	824,436

Maintenance and repairs	343,045	288,891

Insurance	116,595	121,724

Depreciation - Equipment	454,823	403,003

Professional fees	1,020	1,573

Rent	110,846	112,285

Telephone	35,331	36,667

Travel and meals	12,176	13,332

Utilities	309,202	275,421

Total other manufacturing expenses	$ 4,087,621	$ 3,867,771

Pensar Electronic Solutions, LLC

NOTES TO FINANCIAL STATEMENTS

December 21, 2008and December 31, 2007

Note 1- Nature of business and significant accounting policies

     A.       Nature of business

               The Company provides advanced electronics manufacturing services to a variety of industries including medical, industrial, networking and data communication. The range of services includes prototyping services, new product introduction, material procurement and management, printed circuit board assembly, test development, final system box build, and access to design services.

               Sales to the Company’s three largest customers accounted for approximately 40% and 34% of net sales for the period ended December 21, 2008and year ended December 31, 2007, respectively. Accounts receivable from these customers amounted to approximately 44% and 41% of trade receivables at December 21, 2008and December 31, 2007, respectively.

     B.       Estimates

               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     C.      Concentration of credit risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash.

     D.      Trade accounts receivable

Trade accounts receivable are stated at the amount the Company expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

     E.       Inventories

               Inventories are stated at the lower of cost, determined on the first-in, first-out method, or market.

Note 1- Nature of business and significant accounting policies, continued

Property, plant, equipment and depreciation

Property, plant and equipment are stated at cost. Expenditures for additions and improvements are capitalized while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently as incurred.  Properties sold or otherwise disposed of are removed from the property accounts, with gains or losses on disposal credited or charged to the results of operations.

Depreciation for financial reporting purposes is provided over the estimated useful lives of the respective assets, using the straight-line method.

     G.      Intangible assets

Bond discount and issuance costs related to the Company’s bonds have been capitalized and are being amortized straight-line over fifteen years. Amortization expense was $9,041 for the period ended December 21, 2008and year ended December 31, 2007. Estimated future amortization expense is $9,041 per year for each of the next five years.

     H.       Income taxes

               The Company has elected by unanimous consent of its members to be taxed as an S corporation under the provisions of the Internal Revenue Code and Wisconsin statutes. Under those provisions, the Company does not pay federal and Wisconsin corporate income taxes on its taxable income. Instead, the members are liable for individual federal and Wisconsin income taxes on their respective shares of the Company’s taxable income on their individual income tax returns. The Company will make periodic distributions to its members to enable them to pay the personal income taxes which are due on their respective shares of the Company's taxable income.

     I.        Assembly revenues

               Revenues in connection with contract assembly of electronic components are recognized upon shipment of the units.

     J.       Shipping and handling

               The Company expenses shipping and handling costs as incurred. These costs are included in cost of sales on the statements of income.

Note 1- Nature of business and significant accounting policies, continued

     K.       Derivative instruments

The Company uses derivatives, interest rate swap agreements, to manage risks related to interest rate movements. An interest rate swap contract designated and qualifying as a cash flow hedge is reported at fair value. The gain or loss on the effective portion of the hedge initially is included as a component of other comprehensive income and is subsequently reclassified into earnings when interest on the related debt is paid. The Company documents its risk management strategy and hedge effectiveness at the inception of and during the term of the hedge. The Company’s interest rate risk management strategy is to stabilize cash flow requirements by maintaining an interest rate swap contract to convert variable-rate debt to a fixed rate.

Fair value of financial instruments

The carrying amounts reflected in the Company’s balance sheet for cash, accounts receivable, notes receivable, accounts payable and notes payable approximate the respective fair values due to the short maturities of those instruments. Hedging instruments also are recorded at fair value in the balance sheets. The fair value of the Company’s hedging instruments were determined based on market value information obtained from JPMorgan Chase Bank.

Presentation of sales taxes

The Company collects sales tax from certain customers and remits the entire amount to the appropriate governmental entities. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales.

Note 2- Sale subsequent to the period ended December 21, 2008

Subsequent to the period ended December 21, 2008, the Company sold substantially all of its assets and liabilities to LaBarge Acquisition Company, Inc.  All bank debt was paid in full from the proceeds of the sale and lease commitments were either bought out or assumed by the buyer.

Note 3 - Inventories

Inventories at December 21, 2008and December 31, 2007 consist of the following:

	2008	2007

Raw materials	$ 3,782,859	$ 2,400,658
Finished goods	1,498,041	1,734,839
Work in process	1,163,426	326,899

Total inventories	$ 6,444,326	$ 4,462,396

Note 4- Line-of-credit

The Company has a $6,000,000 line-of-credit with JP Morgan Chase Bank, N.A. that is secured by substantially all assets of the Company. Interest is accrued at LIBOR plus 1.75% (3.65% at December 21, 2008). The line-of-credit matures in December, 2009.  The outstanding balances at December 21, 2008and December 31, 2007 were $3,191,894and $2,670,392, respectively.

Borrowings under this agreement are subject to a borrowing base calculated as a percentage of eligible inventories. The line-of-credit agreement contains various restrictive covenants including maintaining certain debt and liquidity ratios, and minimum amounts of net worth and EBITDA. It also limits capital expenditures and operating lease obligations.

Note 5- Long-term debt

Following is a summary of long-term debt at December 21, 2008and December 31, 2007:

	2008	2007

Bank term note (1)	$ -	$ 267,005
City of Appleton, Wisconsin Industrial Development Revenue Bonds (2)	3,000,000	3,000,000
Bank term note (3)	86,357	174,480

Total long-term debt	3,086,357	3,441,485
Less current maturities	507,420	310,420

Long-term, less current maturities	$2,578,937	$3,131,065

The bank term note is due in monthly principal installments of $19,000 and accrued interest at LIBOR plus 2.75% (4.65% at December 21, 2008) through August, 2008. The note is secured by all of the assets of the Company. The term note agreement contains various restrictive covenants described in Note 4.

The Industrial Development Revenue Bonds (IRB) of the City of Appleton is due in annual installments of $425,000 beginning in December, 2009 through December, 2014, and $450,000 in December, 2015. Interest payments are due monthly at a variable rate defined in the IRB agreement. The bond is secured by a letter of credit from JP Morgan Chase Bank, N.A. that matures in December, 2009.

The bank term note is due in monthly principal installments of $8,120 and accrues interest at 6.85% through November, 2009. This note is secured by substantially all assets of the Company.

Note 5- Long-term debt, continued

Future maturities of long-term debt for years succeeding December 21, 2008are as follows:

Year ending
December 31,

2009	$507,420
2010	428,937
2011	425,000
2012	425,000
2013	425,000
Thereafter	875,000

$3,086,357

Note 6- Derivative instruments

Pensar Electronic Solutions, LLCentered into an interest rate swap agreement on $3,000,000 of its debt under its credit agreement with JPMorgan Chase Bank, also discussed in Note 5, to minimize the effect of changes in the LIBOR. The agreement provides they pay interest at a fixed rate of 5.40% through June, 2012 and will receive interest at market rates. As of December 31, 2007, a cumulative loss of $172,000 resulted from changes in the interest rate swap agreement’s fair value.  This loss is included as a current liability and accumulated other comprehensive loss on the balance sheet at December 31, 2007.  During the period ended December 21, 2008, the company paid $398,000 to terminate the interest rate swap agreement.  This amount is shown as other income on the income statement for the period ending December 21, 2008.

Note 7- Leases

The Company leases certain manufacturing and office equipment and vehicles under operating leases with unrelated parties.

Future minimum lease payments required under these operating leases at December 21, 2008are approximately as follows:

Year ending
December 31,

2009	$165,514
2010	145,624
2011	95,082
2012	9,837

$416,057

Pensar Electronic Solutions, LLC

NOTES TO FINANCIAL STATEMENTS, Continued

December 21, 2008and December 31, 2007

Lease expense, including executory costs, under all operating leases for the period ended December 21, 2008and year ended December 31, 2007 amounted to approximately $164,000 and $149,000, respectively.

Note 8- 401(k) profit sharing plan

The Company has a 401(k) profit sharing plan covering substantially all of its employees. Employees can elect to contribute up to 50% of their compensation to the plan. The Company’s contributions to the plan are determined annually by the Board of Directors. There were no Company contributions for the period ended December 21, 2008and year ended December 31, 2007.

                                                 S U P P L E M E N T A L    I N F O R M A T I O N

Independent Auditors’ Report

On Supplemental Information

To the Members
Pensar Electronic Solutions, LLC
Appleton, Wisconsin

         Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole.  Schedules 1 and 2 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/Schenck S.C.
Certified Public Accountants

Appleton, Wisconsin
January 31, 2009

EXHIBIT 99.2

LaBARGE, INC.’S
UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

          The following unaudited pro forma combined condensed consolidated financial information has been prepared to give effect to LaBarge, Inc.’s (“LaBarge”) acquisition of substantially all the assets and assumed operating liabilities of Pensar Electronic Solutions, LLC (“Pensar”) on December 22, 2008 (the “Acquisition”), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial information. This unaudited pro forma financial information was prepared as if the Acquisition had been completed as of July 2, 2007.

          LaBarge’s fiscal year end is the Sunday closest to June 30, whereas Pensar’s fiscal year end is December 31. The unaudited pro forma combined condensed consolidated statement of operations for the six months ended December 28, 2008 includes the historical statements of operation of LaBarge for its six months ended December 28, 2008 and for Pensar’s period ended December 21, 2008. Pensar’s results of operations for the period from December 22, 2008 to December 28, 2008 are included in LaBarge’s historical results of operations. The unaudited pro forma combined condensed consolidated statement of operations for the year ended June 29, 2008 includes the historical statements of operations of LaBarge and Pensar for twelve months ended June 29, 2008.

          The unaudited pro forma combined condensed consolidated financial information is based upon the respective historical financial statements of LaBarge and Pensar after giving effect to the operations acquired by LaBarge. This unaudited pro forma combined condensed consolidated financial information should be read in conjunction with: (i) LaBarge’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2008, filed on February 6, 2009; (ii) LaBarge’s Annual Report on Form 10-K for the year ended June 29, 2008, filed on August 28, 2008; (iii) Pensar’s audited financial statements as of and for the period ended December 21, 2008 and as of and for the year ended December 31, 2007 included in this Form 8-K/A as exhibit 99.1; and (v) the accompanying notes to the unaudited pro forma combined condensed consolidated financial information.

          The unaudited pro forma combined condensed consolidated financial information includes adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Pensar. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed as of the date of the Acquisition. Accordingly, final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

          The unaudited pro forma combined condensed consolidated financial information is intended for informational purposes only and, in the opinion of management, are not indicative of the results of operations of LaBarge after the Acquisition or the results of operations had the Acquisition actually been effected as of the dates indicated, nor are they indicative of the future financial position or results of operations.

         The unaudited pro forma combined condensed consolidated financial information does not include potential cost savings from operating efficiencies or synergies that may result from the Acquisition.

LaBARGE, INC.

PRO FORMA COMBINED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 28, 2008

		For the Period
		Ended
	December 28,	December 21,
	2008	2008		Pro Forma		Pro Forma
	LaBarge	Pensar	Combined	Adjustments		Combined

Net sales	$136,399	$25,111	$161,510	$ ---		$161,510

Cost and expenses:
Cost of sales	111,884	22,074	133,958	158	a	134,116
Selling and
administrative expense	17,912	1,264	19,176	693	b	19,869
Interest expense	303	555	858	112	c	970
Other (income) expense, net	16	(110)	(94)	---		(94)
Earnings before taxes	$6,284	$1,328	$7,844	$(995)		$6,649

Income taxes	2,366	---	2,366	141	d	2,507

Net earnings	$3,918	$1,328	$5,478	$(1,104)		$4,142

Basic earnings per
common share
Net earnings	$0.26	---	---	---		$0.27
Average common shares
outstanding	15,343					15,343

Diluted earnings per
common share:
Net earnings	$0.24	---	---	---		$0.26
Average diluted common
shares outstanding	16,070					16,070

LaBARGE, INC.
PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED JUNE 29, 2008

	June 29,	June 29,
	2008	2008		Pro Forma		Pro Forma
	LaBarge	Pensar	Combined	Adjustments		Combined

Net sales	$279,485	$50,982	$330,467	$ ---		$330,467

Cost and expenses:
Cost of sales	224,498	42,862	267,360	892	e	268,252
Selling and
administrative expense	29,557	2,183	31,740	1,781	f	33,521
Interest expense	1,459	322	1,781	1,256	g	3,037
Other (income) expense, net	133	(240)	(107)	---		(107)

Earnings before taxes	$23,838	$5,855	$29,693	$(3,929)		$25,764
Income taxes	9,011	---	9,011	738	h	9,749

Net earnings	$14,827	$5,855	$20,682	$(4,667)		$16,015

Basic earnings per
common share:
Net earnings	$0.98	---	---	---		$1.05
Average common shares
outstanding	15,198					15,198

Diluted earnings per
common share:
Net earnings	$0.92	---	---	---		$0.99
Average diluted common
shares outstanding	16,138					16,138

LaBarge, Inc.
Form 8-K/A

NOTES TO UNAUDITED PRO FORMA
COMBINED CONDENSED CONSOLIDATED FIANNCIAL INFORMATION

            The unaudited pro forma combined condensed consolidated financial information included herein has been prepared in accordance with the rules and regulation of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulation; however, management believes that the disclosures are adequate to make the information presented not misleading.

1.	BASIS OF PRO FORMA PRESENTATION

On December 22, 2008, LaBarge acquired substantially all of the net assets of Pensar for a purchase price of $45.3 million, which includes cash of $45.1 million, and transaction costs of $0.2 million.

LaBarge borrowed $10.1 million under a new revolving credit facility and borrowed $35 million under a term-loan to finance the transaction.

The unaudited pro forma combined condensed consolidated statements of operations for the year ended June 29, 2008, and for the six months ended December 28, 2008 give effect to the Acquisition as if it had occurred on July 2, 2007.The unaudited pro forma combined condensed consolidated statement of operations for the twelve months ended June 29, 2008, combine the results of operations of LaBarge for its fiscal year ended June 29, 2008 and Pensar for its twelve months ended June 30, 2008. The unaudited pro forma combined condensed consolidated statement of operations for the six months ended December 28, 2008 combine the results of operations of LaBarge and Pensar for the six months ended December 28, 2008 and December 21, 2008, respectively. Pensar’s results of operations for the period from December 22, 2008 to December 28, 2008 are included in LaBarge’s historical results of operations.

2.	PURCHASE PRICE ALLOCATION

The following represents the allocation of the purchase price paid for Pensar based on the estimated fair values of the acquired assets and assumed liabilities of Pensar as of December 22, 2008. Actual fair values will be determined as more detailed analysis is completed and additional information on the fair values of Pensar’s assets and liabilities becomes available.

The unaudited pro forma combined condensed consolidated financial statements reflect a total initial purchase price of $45.3 million (the “Initial Purchase Price”), consisting of the following: (i) the payment of the initial cash consideration of $45.1 million, (ii) estimated transaction costs of $0.2 million, and (iii) an increase in the purchase price of $41,000 based upon the working capital of Pensar on the date of Acquisition. Under the purchase method of accounting, the Initial Purchase Price is allocated to Pensar’s net tangible and intangible assets based upon their estimated fair value as of the date of the Acquisition. The preliminary purchase price allocation as of December 22, 2008 is as follows:

(dollars in thousands)

At December 22, 2008

Current assets	$14,485
Property and equipment	7,369
Intangible assets	11,270
Goodwill	17,826

Total assets acquired	50,950

Current liabilities	5,651
Long-term liabilities	---

Total liabilities assumed	5,651

Net assets acquired	$45,299

The allocation of the purchase price was based on a preliminary evaluation of assets acquired and liabilities assumed. LaBarge has preliminarily allocated approximately $9.7 million of the purchase price to a “Customer List” intangible asset, an amortizable intangible asset with an estimated useful life of eight years, and approximately $1.6 million of the purchase price to “Employee Non-Compete Contracts,” an amortizable intangible asset with and estimated useful life of three and one-half years. The preliminary estimate of fair value of the assets were determined considering the “income,” “market” and “cost” valuation approaches.

As of December 22, 2008, a preliminary estimate of $17.8 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the tangible and intangible assets acquired. In accordance with Standard Financial Accounting Statement No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized but will be tested for impairment at least annually. The purchase price allocation presented above is preliminary and final allocation of the purchase price will be based upon the actual fair values of the net tangible and intangible assets acquired, as well as liabilities assumed as of the date of the Acquisition. Any change in the fair value of the net assets of Pensar will change the amount of the purchase price allocable to goodwill. The final purchase accounting adjustments may differ from the pro forma adjustments presented herein.

There were no historical transactions between LaBarge and Pensar.

3.	PRO FORMA ADJUSTMENTS

The unaudited pro forma combined condensed consolidated statements of operation give effect to the following pro forma adjustments:

STATEMENT OF OPERATIONS SIX MONTHS ENDED DECEMBER 28, 2008

a.	To reflect the incremental depreciation expense charged to cost of sales for the adjustment of acquired fixed assets to fair value based upon estimated useful lives of one to twenty-four years.

b.

To reflect the incremental depreciation expense change to SG&A for the adjustment of acquired fixed assets to fair value based upon estimated useful lives of one to twenty-four years of $45,000, plus to reflect $801,000 for the amortization of the acquired intangibles over an estimated weighted-average useful life of 7.3 years, and less $142,000 of Pensar transaction costs related to the Acquisition.

c.

Represents incremental interest expense as a result of the $45.3 million Pensar acquisition. Average debt balances are determined based upon the schedules repayment terms of the term loan. Incremental interest expense is computed as weighted-average annual interest rate of 4.1%, reflecting a combination of floating and fixed rate debt. A change in the weighted-average annual interest rate of 1/8 of a percent would change interest expense $0.02 million.

d.

To reflect the tax effect of the pro forma adjustments and to tax effect Pensar earnings. Pensar was a limited liability company; and, therefore, its operations were not subject to corporate income taxes.

STATEMENT OF OPERATIONS TWELVE MONTHS ENDED JUNE 29, 2008

e.

To reflect the incremental depreciation expense charged to cost of sales for the adjustment of acquired fixed assets to fair value based upon estimated useful lives of one to twenty-four years, and to reflect a step-up of finished goods and work-in-process inventory based on the provisions of FASB Statement No. 141 “Business Combinations.”

f.

To reflect the incremental depreciation expense charged to SG&A for the adjustment of acquired fixed assets to fair value based upon an estimated useful lives of one to twenty-four years of $0.1 million, plus to reflect $1.7 million for the amortization of the acquired intangibles over an estimated weighted-average useful life of 7.3 years.

g.

Represents incremental interest expense as a result of the $45.3 million Pensar acquisition. Average debt balances are determined based upon the scheduled repayment terms of the term loan. Incremental interest expense is computed at a weighted-average annual interest rate of 4.1%, reflecting a combination of floating and fixed rate debt. A change in the weighted-average annual interest rate of 1/8 of a percent would change interest expense $0.04 million.

h.

To reflect the tax effect of the pro forma adjustments and to tax effect Pensar’s earnings. Pensar was a limited liability company; and, therefore, its operations were not subject to corporate income taxes.